UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2017

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-566-7394

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 Submission of Matters to a Vote of Securityholders

All resolutions proposed at the 2017 Annual General Meeting of Shareholders (“AGM”) of uniQure N.V. (“uniQure”) held on Wednesday, June 14, 2016 have been passed.  The total number of ordinary shares eligible to vote at the AGM was 25,510,994, with one vote per ordinary share with 14,121,820 ordinary shares being voted.

The shareholders of uniQure voted on the following agenda items, each of which is described in more detail in uniQure’s proxy statement:

Agenda Item 4 - To adopt the 2016 annual accounts and treatment of the results

Regarding the proposal to adopt the annual accounts for the financial year 2016, 13,876,586 votes cast in favor, 46,332 votes cast against, 10,831 votes abstained, 198,130 non-votes and 0 uncast votes.

Agenda Item 5 - To discharge the liability of the Board of Directors (the “Board”)

Regarding the proposal to grant discharge to the members of the Board for the management and conducted policy during the financial year 2016, 13,750,641 votes cast in favor, 116,247 votes cast against, 66,861 votes abstained, 198,130 non-votes and 0 uncast votes.

Agenda Item 6a - To appoint Ms. Soteropoulos as non-executive director

Regarding the proposal to appoint Ms. Soteropoulos as a non-executive director member of the Board for a term ending at the 2021 AGM, 13,749,239 votes cast in favor, 125,683 votes cast against, 58,827 votes abstained, 198,130 non-votes and 0 uncast votes.

Agenda Item 6b - To appoint Mr. Lewis as non-executive director

Regarding the proposal to appoint Mr. Lewis as a non-executive director member of the Board for a term ending at the 2018 AGM, 13,750,679 votes cast in favor, 124,343 votes cast against, 58,727 votes abstained, 198,130 non-votes and 0 uncast votes.

Agenda Item 7 — To designate the Board as the competent body to issue ordinary shares and options and to limit or exclude preemptive rights

Regarding the proposal to designate the Board as the competent body to issue ordinary shares and to grant rights to subscribe for ordinary shares for a term of 18 months with effect from the date of the 2017 AGM and to limit or exclude pre-emptive rights in connection therewith, 13,468,966 votes cast in favor, 457,868 votes cast against, 6,915 votes abstained, 198,130 non-votes and 0 uncast votes.

Agenda Item 8 — To authorize the Board to repurchase ordinary shares

Regarding the proposal to authorize the Board to acquire the Company’s own fully paid-up ordinary shares up to a maximum of 10% of the issued share capital of the Company, 13,904,887 votes cast in favor, 28,062 votes cast against, 800 votes abstained, 198,130 non-votes and 0 uncast votes.

Agenda Item 9 — To reappoint PwC as auditor of the Company for the 2017 financial year

Regarding the proposal to reappoint PricewaterhouseCoopers Accountants N.V. as the external auditor for the 2017 financial year, 14,116,899 votes cast in favor, 14,080 votes cast against, 900 votes abstained, 0 non-votes and 0 uncast votes.

Agenda Item 10 — Amendment to the Articles of Association

Regarding the proposal to make certain amendments to uniQure’s Articles of Association, 13,861,204 votes cast in favor, 55,870 votes cast against, 16,675 votes abstained, 198,130 non-votes and 0 uncast votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 15, 2017	By:	/S/ MAIKEN KESON-BROOKES
Maiken Keson-Brookes
General Counsel